EXHIBIT 3.3

         FILED
     THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA
       MAY 21 1999
       No. C14398-95
       /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE



              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

                          FOR PROFIT NEVADA CORPORATION
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -


1.   Name of Incorporation:        "Kodiak Graphics Company"

2. The articles have been amended as follows (provide article numbers, if applicable):

     Article I of the Articles of Incorporation of the Corporation be amended to read in full as follows:

          "Article  I.  NAME  The  name  of  this   corporation  is  Sportsprize
          Entertainment Inc."


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is: 90%

4.   Signatures:


     /s/William Turner
     -------------------------------------
     President and Secretary
     (acknowledgement required)



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                                      -2-


City of: Vancouver             )
Province of:  British Columbia )

On April 30, 1999 before me, the undersigned a notary public personally appeared William Turner, personally known to me (or provided to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

/s/Nestor Vlod Nestor

Nestor Vlod Nestor
Printed Name of Notary Public

My Commission expires: Unrestricted Commission, For Life                  [seal]

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